UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013 (June 3, 2013)

ICON Oil & Gas Fund-A L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	333-177051-03	45-3053605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 South Boston Avenue, Suite 703
Tulsa, Oklahoma 74103

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Barton Prospect – Barton County, Kansas

On June 3, 2013, following a capital contribution from ICON Oil & Gas GP, LLC (the “Managing GP”), ICON Oil & Gas Fund-A L.P. (“Fund-A”) invested in the Barton Prospect located in Barton County, Kansas. The Barton Prospect covers approximately 320 acres and lies in the Otis-Albert Field, which has historically produced in excess of 9 million barrels of oil and 15 billion cubic feet of gas.  It is anticipated that this prospect has the capacity for approximately 11 new developmental wells.  It is anticipated that the Reagan and Arbuckle formations within the prospective area have the potential to produce in excess of 50,000 barrels of oil per well and the Lansing-Kansas City formation within the prospective area has the potential to produce in the range of 35,000 to 50,000 barrels of oil per well.

Davenport Prospect – Ness County, Kansas

On June 3, 2013, following a capital contribution from the Managing GP, Fund-A invested in the Davenport Prospect located in Ness County, Kansas. The Davenport Prospect covers approximately 480 acres.  In the past, the fields within the prospective area have produced oil from the Cherokee and Mississippian formations.  It is anticipated that this prospect has the capacity for approximately seven new developmental wells.  It is anticipated that the Cherokee and Mississippian formations within the prospective area have the potential to produce in excess of 75,000 barrels of oil per well and the Lansing-Kansas City formation within the prospective area has the potential to produce in the range of 35,000 to 50,000 barrels of oil per well.

Certain of the information above as well as certain additional information regarding the proposed prospects is summarized in the table below:

	Barton Prospect	Davenport Prospect

County / State	Barton County, Kansas	Ness County, Kansas
Working Interest	9%	9%
Primary Objectives	Reagan, Arbuckle	Cherokee
Secondary Objectives	Lansing-Kansas City, Chase Group	Mississippian, Lansing-Kansas City, Chase Group, Marmaton
Projected Total Depth	3,600 feet	4,500 feet
Prospect Acreage	320 acres	480 acres
Estimated Prospect Reserves (based on primary objectives)	450,000 BBL oil / 2 BCF gas	375,000 BBL oil / 2 BCF gas
Potential Wells	9 oil wells / 2 gas wells	5 oil wells / 2 gas wells
Net Revenue Interest	80%	80%

Forward-Looking Statements

Certain statements within this Supplement No. 5 may constitute forward-looking statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “continue,” “further,” “seek,” “plan” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements include such things as (i) references to estimated recoverable reserves, (ii) references to estimated potential well counts and (iii) other similar matters.  These forward-looking statements reflect Fund-A’s current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside Fund-A’s control that may cause actual results to differ materially from those projected.  Although Fund-A believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Fund-A cannot assure investors that Fund-A’s expectations will be attained or that any deviations will not be material. Readers are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, Fund-A undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to Fund-A or to individuals acting on its behalf are expressly qualified in their entirety by this section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON Oil & Gas Fund-A L.P.
By: ICON Oil & Gas GP, LLC, its Managing General Partner

Dated: June 6, 2013	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer